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                                                                Exhibit 99


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
This proxy when properly executed will be voted in the manner directed herein by the undersigned          Please mark your votes as
stockholder. If no direction is made, this proxy will be voted FOR Proposal #1 and Proposal #2.           in this example [X]

1. Proposal to approve and adopt an Agreement and Plan of Reorganization and Plan of Merger and
   Agreement of Merger, each dated as of August 25, 1994, that provide for, among other things, the merger of First Moline Financial Corp. with and into Firstar Corporation of Iowa, a wholly owned subsidiary of Firstar Corporation.


                         FOR       AGAINST     ABSTAIN
                         [ ]         [ ]         [ ]


2. Proposal to amend the Certificate of Incorporation of First Moline Financial Corp. to delete,      3. In their discretion, the
   in its entirety, Article Fourth, subparagraph C and thereby ratify execution of the Agreement and     Proxies are authorized to
   Plan of Reorganization and Plan of Merger and Agreement of Merger referred to in Proposal #1,         Vote upon such other
   provided, however, that the Board of Directors of First Moline is authorized to abandon the           business as may properly
   Articles Amendment in accordance with the Provisions of Section 242(c) of the Delaware General        come before the meeting.
   Corporation Law if the Merger is not consummated.


                         FOR       AGAINST     ABSTAIN
                         [ ]         [ ]         [ ]


                                                                Please sign exactly as name(s) appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                __________________________________________________________________

                                                                __________________________________________________________________
                                                                SIGNATURE(S)                                            DATE

          "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
          PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"          USING THE ENCLOSED ENVELOPE.
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                                                      *FOLD AND DETACH HERE*



                                                   FIRST MOLINE FINANCIAL CORP.



                                        YOUR PROXY VOTE IS IMPORTANT, REGARDLESS OF THE
                                        NUMBER OF SHARES YOU OWN.

                                        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN
                                        PERSON, PLEASE COMPLETE, DATE AND SIGN THE
                                        ABOVE PROXY CARD AND RETURN IT WITHOUT DELAY IN
                                        THE ENCLOSED ENVELOPE.


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                         FIRST MOLINE FINANCIAL CORP.
                  1616 SIXTH AVENUE, MOLINE, ILLINOIS 61265
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints Glenn Medhus, Jon Christiansen and Byrd Krumbholz, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side all the shares of common stock of First Moline Financial Corp. held of record by the undersigned on January 24, 1995 at the special meeting of stockholders to be held on March 22, 1995, or any adjournment thereof.





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